Acquisition of Community & Southern Holdings, Inc. October 19, 2015 Exhibit 99.2

Forward Looking Information

CAUTION ABOUT FORWARD-LOOKING STATEMENTS
This communication contains certain forward-looking information about the Company and Community & Southern Holdings, Inc. (“CSB”) that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,”
“predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between the Company and CSB, the proposed impact of the merger on the Company’s financial results, including any expected increase in the Company’s book value and tangible book value per common share and any expected increase in diluted earnings per common share, acceptance by CSB’s customers of the Company’s products and services, the opportunities to enhance market share in certain markets, market acceptance of the Company generally in new markets, expectations regarding branch consolidations, and the integration of CSB’s operations. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about the Company and CSB. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of shareholder approval, the receipt of regulatory approvals required for the transaction on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of CSB’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers); dilution caused by the Company’s issuance of additional shares of its common stock in connection with the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; general competitive, economic, political and market conditions and fluctuations; and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”). The Company and CSB assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
ADDITIONAL INFORMATION
This communication is being made in respect of the proposed merger transaction involving the Company and CSB. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, the Company will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of the Company and CSB and a prospectus of the Company. The Company also plans to file other documents with the
SEC regarding the proposed merger transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE JOINT PROXY
STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE
BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The joint proxy statement/prospectus, as well as other filings containing information and the
The Company and CSB, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of CSB and the Company in respect of the proposed merger transaction. Information concerning such participants’ ownership of common stock of the Company and CSB and any additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the proposed merger transaction filed with the SEC when they become available.
about
the
Company
and
CSB,
will
be
available
without
charge,
at
the
SEC’s
Internet
site
(http://www.sec.gov).
Copies
of
the
joint
proxy
statement/prospectus
filings
with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, when available, without charge, from the
Company’s
website
at
http://www.bankozarks.com
under
the
Investor
Relations
tab.

- Bank of the Ozarks, Inc. ("OZRK") announced it signed a definitive agreement and plan of merger with Community & Southern Holdings, Inc. ("CSB") headquartered in Atlanta, Georgia

- 100% stock-for-stock transaction based on a transaction value of $799.6 million or $20.30 per fully diluted CSB share[1]

- Approximately 2.1% tangible book value [illegible]
- Approximately [illegible] 2015 annualized net income through September 30, 2015
- Approximately [illegible] first year post close

- OZRK and CSB shareholder approval
- Customary regulatory approvals

- Expected closing [illegible] second quarter of 2016

BANK of the OZARKS, INC.

Transaction Overview
•
Bank of the Ozarks, Inc. (“OZRK”) entered into a definitive
agreement and plan of merger with Community & Southern
Holdings, Inc. (“CSB”) headquartered in Atlanta, Georgia
Transaction
•
100% stock consideration based on a purchase price of
$799.6
million
or
$20.50
per
fully-diluted
CSB
share
Purchase Price
•
Approximately 2.0x
tangible book value
2
•
Approximately 32x
YTD 2015 annualized net income through September 30, 2015
•
Valuation Multiples
•
OZRK and CSB shareholder approval
•
Customary regulatory approvals
Required Approvals
•
Expected closing in late first quarter or early second quarter of 2016
Timing
1
The price may be adjusted downward to the extent, CSB’s consolidated net book value at closing (as adjusted) falls below $437,000,000. Exchange ratio will be based on OZRK’s volume
weighted
average
price
for
the
fifteen
consecutive
trading
days
ending
on
the
2
business
day
prior
to
closing
ranging
between
a
ceiling
of
$56.84
and
a
floor
of
$34.10.
2
Based
on
CSB’s
unaudited
consolidated
financial
information
as
of
September
30,
2015
pro
forma
adjusted
for
the
acquisition
of
CertusBank
branches,
deposits
and
loans
on
October 9, 2015.
3
Transaction costs are excluded from projected net income.
3
nd
Approximately
12.8x
projected
net
income
in
first
year
post-close

Strategic Acquisition in Georgia
•
Expected to be accretive to:
•
Tangible Book Value by approximately $0.62 to $0.82 per share¹
•
Book Value by approximately $4.93 to $5.22 per share¹
•
EPS by approximately $0.15 to $0.20 during the first 12 months, excluding expected transaction costs¹
•
EPS by approximately $0.10 to $0.15 during the first 12 months, after expected transaction costs¹
Financially
Attractive
•
47 offices in 28 Georgia counties and 1 office in Jacksonville, Florida (the combined company will have approximately 75 Georgia offices and 11 Florida offices)²
•
Complementary franchises with almost no overlapping offices
•
Acquisition includes the addition of key management and complementary business units
•
Acquisition provides diversification to OZRK
•
Total assets of $4.4 billion²,
total loans of $3.0 billion², total deposits of $3.7 billion²
Strategic
Expansion
•
Comprehensive due diligence process
•
Senior executives from CSB will fill key roles in the combined Georgia operations
•
Sound credit culture and asset quality from CSB loans originated in Georgia
•
Experienced integration and conversion teams from both CSB and OZRK reduces integration risk
Low Risk
1
Assumes OZRK’s fifteen-day volume weighted average closing stock price of $45.47, which was the volume weighted average price for the five trading days ending  on
October 16, 2015. Amounts also based on OZRK’s unaudited financial information as of September 30, 2015  disclosed in OZRK’s press release dated October 13, 2015.
2
Obtained from CSB’s unaudited consolidated financial information as of September 30, 2015, including pro forma balances of total assets, loans and deposits related to the acquisition of the CertusBank branches.

Key Assumptions
1
Net of  the reversal of CSB’s  allowance for loan losses of $45.5 million as of September 30, 2015.
5
Expected non-interest expense savings of 20%+ in first 12 months
(including amortization of the core deposit intangible)
Expected non-interest expense savings of 30%+ range thereafter
(including amortization of the core deposit intangible)
Cost Savings
Expected
loan
and
ORE
mark
of
approximately
$40-$50
million,
net
1
Expected deposit mark of approximately $13-$15 million
Purchase Accounting
Assumptions
Anticipated system conversion 4-6 months after closing
System Conversion
Incurred by CSB prior to close
-
$20-$25 million on a pre-tax basis
Incurred by OZRK post-
close
-
$5-$10
million
on
a
pre-tax
basis
Merger Related
Costs

A Complementary
Combination of
Two Premier
Community Banks
•
47 Georgia Offices
•
1 Florida Office
•
28 Georgia Offices
•
10 Florida Offices
A “hand in glove” fit with almost no duplication.
The result: A powerful presence in Georgia.

New York
North Carolina
South Carolina
Arkansas
Alabama
Georgia
Texas
California
Florida

BANK of the OZARKS, INC.

Bank of the Ozarks 174 Offices, 9 States 1721 Employees Community & Southern Bank 48 Offices, 2 States 649 Employees 1 22 81 3 10 28 2 25 2 A Growing National Franchise 7

Highly Complementary Franchises
Significantly expands our existing presence in Georgia
Increases our presence from 28 branches to 75 branches in
Georgia
CSB
CEO,
Pat
Frawley,
to
serve
as
OZRK’s
Chief
Executive
-
Georgia
CSB has significant depth of talented and experienced bankers in
Georgia that will fill key roles in the combined bank
The combined bank will be supported by experienced integration and conversion teams from both CSB and OZRK
New
presence
in
new
MSAs
for
OZRK
–
Columbus
GA-AL
MSA,
Macon, GA MSA, Jacksonville, FL MSA
Significant expansion in other MSAs –
Atlanta-Sandy Springs-
Roswell, GA MSA and Athens-Clarke County, GA MSA

Strong Deposit Franchise in Georgia
The combined bank will have a strong deposit franchise in Georgia and significant market share with the capacity to fuel OZRK’s balance sheet growth
June '15
Total
Market
# of
Deposits
Share
Rank
Institution
Branches
($000)
(%)
1
SunTrust Banks Inc. (GA)
165
38,970,201
27.18
2
Bank of America Corp. (NC)
139
28,132,903
19.62
3
Wells Fargo & Co. (CA)
197
27,709,393
19.32
4
BB&T Corp. (NC)
90
8,180,591
5.70
5
Synovus Financial Corp. (GA)
43
4,288,336
2.99
6
Regions Financial Corp. (AL)
70
3,622,915
2.53
7
Pro Forma Bank
43
2,893,982
2.02
7
Fidelity Southern Corp. (GA)
46
2,626,952
1.83
8
JPMorgan Chase & Co. (NY)
83
2,618,543
1.83
9
Community & Southern Hldgs Inc (GA)*
30
2,562,959
1.79
10
PNC Financial Services Group (PA)
69
2,519,603
1.76
11
United Community Banks Inc. (GA)
36
2,229,638
1.55
12
Brand Group Holdings Inc. (GA)
6
1,685,771
1.18
13
Fifth Third Bancorp (OH)
29
1,488,805
1.04
14
Hamilton State Bancshares (GA)
24
1,304,054
0.91
15
State Bank Finl Corp. (GA)
7
1,111,408
0.78
16
BankCap Equity Fund LLC (TX)
1
1,104,780
0.77
17
IBERIABANK Corp. (LA)
9
923,605
0.64
18
United Bank Corp. (GA)
13
834,625
0.58
19
First Citizens BancShares Inc. (NC)
17
742,453
0.52
20
Renasant Corp. (MS)
13
669,299
0.47
Top 20 Institutions
1,087
133,326,834
92.99
27
Bank of the Ozarks Inc. (AR)
13
$
331,023
0.23
%
Total For Institutions In Market
1,288
$
143,394,524
100.00
%
Atlanta MSA: Total Deposits = $143,394,524,000
June '15
Total
Market
# of
Deposits
Share
Rank
Institution
Branches
($000)
(%)
1
SunTrust Banks Inc. (GA)
245
45,147,491
21.45
2
Wells Fargo & Co. (CA)
284
33,476,710
15.91
3
Bank of America Corp. (NC)
183
31,657,238
15.04
4
Synovus Financial Corp. (GA)
117
12,978,420
6.17
5
BB&T Corp. (NC)
161
11,855,786
5.63
6
Regions Financial Corp. (AL)
131
6,205,063
2.95
7
United Community Banks Inc. (GA)
71
5,259,642
2.50
8
Pro Forma Bank
75
4,443,509
2.11
8
Community & Southern Hldgs Inc (GA)*
47
3,754,877
1.78
9
State Bank Finl Corp. (GA)
26
2,795,410
1.33
10
PNC Financial Services Group (PA)
74
2,702,241
1.28
11
Fidelity Southern Corp. (GA)
48
2,658,837
1.26
12
JPMorgan Chase & Co. (NY)
84
2,644,146
1.26
13
Ameris Bancorp (GA)
48
2,432,311
1.16
14
Brand Group Holdings Inc. (GA)
7
1,729,069
0.82
15
Fifth Third Bancorp (OH)
32
1,633,500
0.78
16
Hamilton State Bancshares (GA)
28
1,476,199
0.70
17
Renasant Corp. (MS)
32
1,427,403
0.68
18
Southeastern Bank Finl Corp. (GA)
9
1,371,962
0.65
19
South State Corporation (SC)
24
1,361,804
0.65
20
BankCap Equity Fund LLC (TX)
6
1,248,899
0.59
Top 20 Institutions
1,659
173,817,008
82.59
26
Bank of the Ozarks Inc. (AR)
28
$
688,632
0.33
%
1
Total For Institutions In Market
2,465
$
210,461,118
100.00
%
Georgia: Total Deposits = $210,461,118,000

* Pro forma for the CSB acquisition of deposits from CertusBank on October 9, 2015
Deposit Data as of June 30, 2015

Summary
Franchises are highly complementary
Pro
forma
total
assets
of
$13.8
billion
1
Immediately accretive to tangible book value and book
value per share, and accretive to diluted earnings per
share in the first 12 months and thereafter
Fourteenth acquisition announced by OZRK since March
2010 and the largest in our history
OZRK continues to actively pursue additional acquisition
opportunities
1
Includes total consolidated assets of OZRK as of September 30, 2015 disclosed in OZRK’s press release dated October 13, 2015 and C&S’s unaudited consolidated financial information as of September 30, 2015 pro forma adjusted for the acquisition of CertusBank branches, deposits and loans on October 9, 2015. For illustrative purposes only and does not indicate actual results of combined company.
10